UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 13, 2009

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33253	84-1383888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9801 Highway 79, Building No. 1
Ladson, South Carolina 29456

 (Address of principal executive offices) (Zip Code)

(843) 574-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANTORY NOTE

Force Protection, Inc. is amending Item 5. 02 of its Current Report on Form 8-K dated April 13, 2009 and filed on April 17, 2009 to clarify the amounts payable under its 2009 Short-Term Incentive Plan.

Item 5.02.  Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 13, 2009, the Compensation Committee of Force Protection, Inc. (the “Company”) adopted the 2009 Short-Term Incentive Plan for performance during 2009 (the “2009 Short-Term Incentive Program”).  All executive officers of the Company, including the Company’s named executive officers as defined by Item 402 of Regulation S-K, are eligible to earn a bonus payment under the 2009 Short-Term Incentive Plan.  In addition, the Compensation Committee authorized the Company’s Chief Executive Officer to determine other employees’ eligibility to participate (excluding the executive officers), and their respective payout ranges and metrics within certain guidelines.

Each executive officer’s target opportunity to receive a payment under the 2009 Short-Term Incentive Plain is set as a percentage of the executive officer’s base salary determined by taking into account the participant’s authority level within the Company and median-to-market benchmarks.  For 2009, the target opportunity for the executive officers, other than the Chief Executive Officer, has been set at 50% of his or her base salary.  The target opportunity for the Company’s Chief Executive has been set at 75% of his base salary.

Performance under the 2009 Short-Term Incentive Plan is based on the following metrics and relative weightings:  (i) Earnings Per Share, 25%; (ii) Net Cash Provided by Operating Activities, 25%; and (iii) New Orders, 50%.  Performance sufficient for a 2009 Short-Term Incentive Plan payment is determined by a range of performance achieved for each metric as established by the Compensation Committee.  The table below sets forth the ranges for each metric.

Performance Range

Metric	Threshold	Target	Maximum
Earnings Per Share	75%	100%	125%
Net Cash Provided by Operating Activities	75%	100%	125%
New Orders	75%	100%	125%

To determine the actual percentage payout, the actual performance for each metric is compared to the performance range (75% to 125% of the performance target) for each metric.  If the actual performance is less than the performance threshold, there is no payout for that metric.  If the actual performance is greater than the performance threshold, but less than the performance target, the payout shall be determined on a linear basis from 50% up to 100%, or the target payment.  If the actual performance is greater than the performance target and less than or equal to the performance maximum, the payout shall be determined on a linear basis between the performance target up to 150%, or the maximum payout.  As a result, the Company’s executive officers, including the Chief Executive Officer, may be eligible to receive a payment equal to up to 150% of the target opportunity, if actual performance is greater than the performance target.

Eligible Base Salary Percentage Payout

Metric	Threshold	Target	Maximum
EPS	50%	100%	150%
Net Cash Provided by Operating Activities	50%	100%	150%
New Orders	50%	100%	150%

In order to be eligible to receive any payment under the 2009 Short-Term Incentive Plan, the participant must be employed by the Company at the time the award is made.  Any 2009 Short-Term Incentive Plan award shall be determined and paid by March 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: June 11, 2009
/s/ Lenna Ruth Macdonald
(Signature)

Name: Lenna Ruth Macdonald
Title: Chief Strategy Officer, General Counsel & Corporate Secretary